Prospectus Supplement No. 1 (to prospectus dated April 7, 2026)	Filed Pursuant to Rule 424(b)(3) Registration No. 333-292584

TWENTY ONE CAPITAL, INC

1.00% Convertible Notes due 2030

Up to 33,450,252 Shares of Class A Common Stock Underlying 2030 Convertible Notes

This prospectus supplement is being filed to update and supplement the information contained in the prospectus dated April 7, 2026 (the “Prospectus”), related to (a) the resale by the selling holders (the “Selling Securityholders”) of up to $464,045,000 in aggregate principal amount of 1.00% convertible senior notes due 2030 (the “Convertible Notes”) issued by Twenty One Capital, Inc. (“Company” or “Pubco” or “Twenty One Capital”), which includes (i) Convertible Notes (the “Subscription Notes”) issued pursuant to subscription agreements entered into on April 22, 2025, by and among the Company and Cantor Equity Partners, Inc., a Cayman Islands exempted company (“CEP”), (the “Convertible Notes Subscription Agreements”) with certain investors (the “Convertible Note Investors”, and such subscription, the “Initial Convertible Notes PIPE”), (ii) Convertible Notes (the “Option Notes”) issued pursuant to an option granted by the Company to Convertible Note Investors pursuant to the Convertible Notes Subscription Agreements on a pro rata basis based on such Convertible Note Investor’s participation in the Initial Convertible Notes PIPE (the “Option”), which Option Notes were fully subscribed for by the Convertible Note Investors and Cantor EP Holdings, LLC, a Delaware limited liability company (the “Sponsor”) (pursuant to the Sponsor Convertible Notes Subscription Agreement (as defined below)), (iii) Convertible Notes issued to the Sponsor upon the consummation of the transactions contemplated by the Business Combination Agreement (as defined below) (the “Closing”) pursuant to the Securities Exchange Agreement (as defined below) and (b) the resale or disposition from time to time by the Selling Securityholders of up to 33,450,252 shares of Class A common stock of Twenty One Capital, par value $0.01 per share (“Class A Common Stock”) issuable upon conversion of the Convertible Notes, with the information contained in our Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (“SEC”) on May 13, 2026 (the “Quarterly Report”). Accordingly, we have attached the Quarterly Report to this prospectus supplement.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our Class A Common Stock is listed on the New York Stock Exchange under the symbol “XXI”. The Convertible Notes are not, and will not be, listed for trading on any national securities exchange. On May 12, 2026, the closing price of our Class A Common Stock was $8.35 per share.

We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws and are subject to reduced public company reporting requirements.

Investing in our securities involves risks. See “RISK FACTORS” beginning on page 7 of the Prospectus and in any applicable prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Prospectus or this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 13, 2026.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2026

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ____________ to ____________

Commission file number 001-42977

TWENTY ONE CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Texas	36-2506682
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

111 Congress Avenue, Suite 500 Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

(206) 552-9859
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Class A Common Stock, par value $0.01 per share	XXI	The New York Stock Exchange

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files.) Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

As of May 12, 2026, there were 346,807,836 shares of its Class A common stock, par value $0.01 per share and 304,842,759 shares of its Class B common stock par value $0.01 per share, were issued and outstanding.

TWENTY ONE CAPITAL, INC.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Quarterly Report on Form 10-Q (this “Report”) contains “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that reflect our current expectations and views of future events. The forward-looking statements are contained principally in the section of this Report entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Readers are cautioned that significant known and unknown risks, uncertainties and other important factors (including those over which we may have no control) and others listed in this Report, in the “Item 1A. Risk Factors” section of our Annual Report on Form 10-K for the period from March 7, 2025 (inception) to December 31, 2025 (“2025 Form 10-K”), as filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2026, and in our other filings with the SEC may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify these forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “depends,” “estimate,” “expects,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” “assumption” or “judgment” or the negative of those terms or other similar expressions, although not all forward-looking statements contain those words.

These forward-looking statements present our estimates and assumptions only as of the date of this Report and are subject to several known and unknown risks, uncertainties, and assumptions. Accordingly, you are cautioned not to place undue reliance on forward-looking statements, which speak only as of the dates on which they are made. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those challenges summarized below:

●	financial results or strategies regarding the Company,

●	statements regarding the anticipated benefits of the Business Combination,

●	the assets held by the Company,

●	the price and volatility of Bitcoin,

●	Bitcoin’s growing prominence as a digital asset and as the foundation of a new financial system,

●	the Company’s listing on the New York Stock Exchange,

●	the macro and political conditions surrounding Bitcoin,

●	the planned business strategy including the Company’s ability to develop a corporate architecture capable of supporting financial products built with and on Bitcoin and future innovations that will replace legacy financial tools with Bitcoin-aligned alternatives,

●	the Company’s ability to grow its Bitcoin per share, and Bitcoin return rate,

●	the Company’s ability to build Bitcoin financial services and build on top of Bitcoin with high-margin, high-growth cash flow opportunities,

●	the Company’s ability to give its shareholders Bitcoin exposure to participate in Bitcoin in the capital markets plans and use of proceeds as well as any potential future capital raises,

●	objectives of management for future operations of the Company, including any potential transactions with Strike and Elektron,

●	the upside potential and opportunity for investors,

●	the Company’s plan for value creation and strategic advantages, market size and growth opportunities, technological and market trends, and

●	future financial condition and performance and expected financial impacts of the Business Combination.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with. Forward-looking statements necessarily involve significant risks and uncertainties, and our actual results could differ materially from those anticipated in the forward-looking statements due to a number of factors, including those set forth in our 2025 Form 10-K and other SEC filings. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above. Prior to investing in our common stock, you should read this Report, our 2025 Form 10-K and other SEC filings completely and with the understanding that our actual future results may be materially different from what we currently expect. We qualify all of our forward-looking statements by these cautionary statements.

The forward-looking statements made in this Report relate only to events or information as of the date of this Report. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

ii

PART I - FINANCIAL INFORMATION

Item 1. Financial Statements.

TWENTY ONE CAPITAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2026	December 31, 2025
	(Unaudited)
Assets
Current Assets:
Cash	$114,057,427	$117,702,933
Prepaid expenses and other current assets	8,659,166	378,485
Digital assets - current, at fair value	-	87,316
Total Current Assets	122,716,593	118,168,734
Other non-current assets	424,651	9,250,000
Digital assets - non-current, at fair value	2,951,638,847	3,799,457,809
Total Assets	$3,074,780,091	$3,926,876,543

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	4,865,855	2,481,681
Total Current Liabilities	4,865,855	2,481,681
Convertible notes payable	484,434,554	484,326,591
Total Liabilities	489,300,409	486,808,272

Commitments and Contingencies (Note 10)

Stockholders’ Equity
Preferred Stock; $0.01 par value, 1,000,000 shares authorized; none issued and outstanding as of March 31, 2026 and December 31, 2025	-	-
Class A Common Stock; $0.01 par value, 5,000,000,000 shares authorized; 346,548,153 shares issued and outstanding as of March 31, 2026 and December 31, 2025	3,465,482	3,465,482
Class B Common Stock; $0.01 par value, 500,000,000 shares authorized; 304,842,759 shares issued and outstanding as of March 31, 2026 and December 31, 2025	3,048,428	3,048,428
Additional paid-in capital	3,702,108,460	3,697,005,091
Accumulated deficit	(1,123,142,688)	(263,450,730)
Total Stockholders’ Equity	2,585,479,682	3,440,068,271
Total Liabilities and Stockholders’ Equity	$3,074,780,091	$3,926,876,543

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

TWENTY ONE CAPITAL, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2026

(Unaudited)

Operating expenses:
General and administrative	$10,463,888
Marketing and advertising	105,000
Total operating expenses	10,568,888
Loss from operations	(10,568,888)

Other (expense) income:
Interest expense	(1,307,552)
Interest income	265
Gain on disposal of digital asset	3,180
Change in fair value of digital assets	(847,818,963)
Total other (expense) income, net	(849,123,070)
Loss before provision for income taxes	(859,691,958)

Provision for income taxes	-
Net loss	$(859,691,958)

Weighted average shares of Class A Common Stock	346,548,153
Basic and diluted net loss per Class A Common Stock	$(1.32)
Weighted average shares of Class B Common Stock	304,842,759
Basic and diluted net loss per Class B Common Stock	$(1.32)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

TWENTY ONE CAPITAL, INC.

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE THREE MONTHS ENDED MARCH 31, 2026

(Unaudited)

					Additional		Total
	Class A Common Stock		Class B Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance as of December 31, 2025	346,548,153	$3,465,482	304,842,759	$3,048,428	$3,697,005,091	$(263,450,730)	$3,440,068,271
Stock based compensation	-	-	-	-	5,103,369	-	5,103,369
Net Loss	-	-	-	-	-	(859,691,958)	(859,691,958)
Balance as of March 31, 2026	346,548,153	$3,465,482	304,842,759	$3,048,428	$3,702,108,460	$(1,123,142,688)	$2,585,479,682

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

TWENTY ONE CAPITAL, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2026

(Unaudited)

Cash flows from Operating Activities:
Net loss	$(859,691,958)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on disposal of digital asset	(3,180)
Change in fair value of digital assets	847,818,963
Amortization of debt issuance cost	107,963
Non-cash interest expense	1,199,589
Amortization of Cantor prepaid	2,086,327
Stock based compensation	5,103,369
Changes in current assets and current liabilities:
Prepaid expenses and other current assets	(1,538,480)
Digital assets	87,316
Accounts payable and accrued expenses	1,184,585
Net cash used in operating activities	(3,645,506)

Net change in cash	(3,645,506)
Cash, beginning of the period	117,702,933
Cash, end of the period	$114,057,427

Supplemental cashflow information:
Interest paid	$-
Taxes paid	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

TWENTY ONE CAPITAL, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Description of Organization and Business Operations

Twenty One Capital, Inc (the “Company”) was incorporated in Texas on March 7, 2025. The Company is focused exclusively on Bitcoin-related business lines. The Company had four wholly owned subsidiaries that were incorporated in 2025: Twenty One Merger Sub A, Inc., Twenty One Merger Sub B, Inc. and Twenty One Merger Sub C, Inc. were incorporated in Delaware and each of them was dissolved on September 9, 2025 and Twenty One Merger Sub D, Inc. was incorporated in the Cayman Islands.

On April 22, 2025, the Company, Cantor Equity Partners, a Cayman Islands exempted company (“CEP”), Twenty One Merger Sub D, a Cayman Islands exempted company and wholly owned subsidiary of the Company (“CEP Merger Sub”), Twenty One Assets, LLC, a Delaware limited liability company (“Twenty One”), Tether Investments, S.A. de C.V., an El Salvador sociedad anónima de capital variable (“Tether”), iFinex, Inc., a British Virgin Islands company (“Bitfinex” and, together with Tether, the “Sellers”) and, solely for certain limited purposes, Stellar Beacon LLC, a Delaware limited liability company (“SoftBank”), entered into a business combination agreement (as amended, restated or otherwise modified from time to time, the “Business Combination Agreement”). The transaction was consummated on December 8, 2025 (the “Reverse Recapitalization”) (See Note 4).

Twenty One Capital, Inc. engages in two principal activities: (i) actively accumulating Bitcoin and managing its Bitcoin holdings and (ii) commencing development of educational materials and branded content intended to drive increased institutional and retail investor Bitcoin literacy. In addition, following these initial activities, the Company expects to engage in Bitcoin-centric financial services that would leverage the Bitcoin accumulated by the Company. Preparation for the launch of these consolidated financial services is expected to begin shortly, with launch timing subject to regulatory approvals, market needs and the macroeconomic environment. The Company’s ability to generate revenue sufficient to achieve profitability will depend on its ability to raise capital and to develop and improve its learning programs and educational content towards greater adoption of Bitcoin.

Note 2 - Liquidity and Capital Resources

The accompanying unaudited condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business. The Company reported a net loss of $859,691,958 for the three months ended March 31, 2026. As of March 31, 2026, the Company had an aggregate cash balance of $114,057,427, a net working capital of $117,850,738 and an accumulated deficit of $1,123,142,688.

The Company assesses its liquidity in terms of its ability to generate adequate amounts of cash to meet current and future needs. Its expected primary uses of cash on a short and long-term basis are for working capital requirements and other liquidity needs.

The Company received net proceeds of $82,256,882 as a result of the Reverse Recapitalization in December 2025, after giving effect to stockholder redemptions and payment of transaction expenses in connection with the Reverse Recapitalization.

Management has determined that the Company’s current liquidity position is sufficient to fund its operations for at least one year after the filing of these unaudited condensed consolidated financial statements.

Note 3 - Summary of Significant Accounting Policies

Basis of Presentation

The accompanying condensed consolidated financial statements as of and for the three months ended March 31, 2026 are unaudited. The accompanying condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2026 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2026. The unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements as of and for the period from March 7, 2025 (inception) to December 31, 2025 and footnotes thereto filed with the SEC on March 31, 2026. There were no activities for the period from March 7, 2025 (inception) to March 31, 2025 and therefore comparative unaudited condensed consolidated statement of operations and cash flows for the period from March 7, 2025 (inception) to March 31, 2025 are excluded.

All amounts referred to in the notes to the condensed consolidated financial statements are in United States Dollars ($) unless stated otherwise.

Principles of Consolidation

These unaudited condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany transactions and balances have been eliminated upon consolidation.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Making estimates requires management to exercise significant judgment. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Significant estimates include assumptions made in the valuation of the options, fair value of digital assets and fair value of restricted stock units. The Company evaluates its estimates on an ongoing basis and makes revisions to these estimates.

Segment Information

ASC 280, Segment Reporting (“ASC 280”), defines operating segments as components of an enterprise where discrete financial information is available that is evaluated regularly by the chief operating decision-maker (“CODM”) in deciding how to allocate resources and in assessing performance. The Company operates as a single operating segment. The Company’s CODM is the chief executive officer, who has ultimate responsibility for the operating performance of the Company and the allocation of resources. The CODM uses operating expenses and cash flows as the primary measure to manage the business and does not segment the business for internal reporting or decision making.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution. Cash accounts in a financial institution may at times exceed the Federal Depository Insurance Corporation limit (“FDIC limit”) of $250,000. Any loss incurred or a lack of access to funds held at financial institutions could have a significant adverse impact on the Company’s financial condition, results of operations and cash flows. As at March 31, 2026, the Company had an aggregate cash balance of $114,057,427 of which $112,073, respectively is in excess of FDIC limit. At December 31, 2025, the Company had an aggregate cash balance of $117,702,933 of which $0 is in excess of FDIC limit.

Business Combinations

The Company evaluates whether acquired net assets should be accounted for as a business combination or an asset acquisition by first applying a screen test to determine whether substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets. If so, the transaction is accounted for as an asset acquisition. If not, the Company applies its judgement to determine whether the acquired net assets meets the definition of a business by considering if the set includes an acquired input, process, and the ability to create outputs.

The Company accounts for business combinations using the acquisition method when it has obtained control. The Company measures goodwill as the fair value of the consideration transferred including the fair value of any non-controlling interest recognized, less the net recognized amount of the identifiable assets acquired and liabilities assumed, all measured at their fair value as of the acquisition date. Transaction costs, other than those associated with the issuance of debt or equity securities, that the Company incurs in connection with a business combination are expensed as incurred.

Any contingent consideration is measured at fair value at the acquisition date. For contingent consideration that does not meet all the criteria for equity classification, such contingent consideration is required to be recorded at its initial fair value at the acquisition date, and on each balance sheet date thereafter. Changes in the estimated fair value of liability-classified contingent consideration are recognized on the consolidated statements of operations in the period of change.

When the initial accounting for a business combination has not been finalized by the end of the reporting period in which the transaction occurs, the Company reports provisional amounts. Provisional amounts are adjusted during the measurement period, which does not exceed one year from the acquisition date. These adjustments, or recognition of additional assets or liabilities, reflect new information obtained about facts and circumstances that existed at the acquisition date that, if known, would have affected the amounts recognized at that date.

The Company accounts for certain business combinations that meet the definition of a reverse recapitalization in accordance with ASC 805, Business Combinations, and ASC 810, Consolidation. A reverse recapitalization occurs when the legal acquirer is determined to be the accounting acquiree, and the legal acquiree is determined to be the accounting acquirer.

●	No goodwill or intangible assets are recorded

●	The transaction is treated as a capital transaction in substance

●	The accounting acquirer’s assets and liabilities are carried forward at their historical carrying amounts

●	The accounting acquiree’s net assets are recognized at fair value, if applicable

Cash and Cash Equivalents

The Company considers all liquid investments with an original maturity of three months or less when purchased to be cash equivalents. As of March 31, 2026 and December 31, 2025, there were no cash equivalents.

Digital Assets

As a result of the adoption of ASU 2023-08, Intangibles-Goodwill and Other-Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets (“ASU 2023-08”), Crypto assets held for investment are initially recorded at cost and are subsequently remeasured at fair value as of each reporting period. The fair value of digital assets is measured using the period-end closing price in accordance with ASC 820. Since the digital assets are traded on a 24-hour period, the Company utilizes the price as of midnight UTC time within the Company’s principal market at the measurement date. Changes in fair value are recognized in gain (loss) on fair value of digital assets, in other income (loss) on the unaudited consolidated statement of operations. When the Company sells digital assets, gains or losses from such transactions are measured as the difference between the cash proceeds and the carrying basis of the digital assets as determined on a First In-First Out basis and are also recorded within the same line item gains (loss) on fair value of digital assets.

Digital assets are classified as non current assets if the Company intends to hold the coins past one year and current assets if the Company expects to liquidate the coins within one year.

Convertible Notes Payable

For convertible debt instruments that are not considered liabilities under ASC 480 or ASC 815, the Company applies FASB ASC 470, Debt (“ASC 470”), for the accounting of such instruments, including any premiums or discounts. Debt issuance costs consist primarily of original issue discount (OID) and legal fees. These costs are netted off with the related loan and are being amortized to interest expense over the term of the related debt facilities using effective interest method.

The Company may elect the fair value option for certain financial instruments that meet the required criteria under ASC 825, Financial Instruments. Issuance fees incurred on instruments for which the fair value option was elected are not deferred and are recognized as an expense when incurred in the unaudited condensed consolidated statement of operations. The portion of the change in fair value attributable to instrument-specific credit risk, if any, is recognized in other comprehensive income, with the remainder recognized in earnings.

Fair Value Measurements

Fair value is defined as the exit price, or the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The authoritative guidance establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are from sources independent of the Company. Unobservable inputs reflect the Company’s assumptions about the factors market participants would use in valuing the asset or liability developed based upon the best information available in the circumstances. The categorization of financial assets and liabilities within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The hierarchy is broken down into three levels:

●	Level 1: Inputs are quoted prices in active markets for identical assets or liabilities.

●	Level 2: Inputs include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, and inputs (other than quoted prices) that are observable for the asset or liability, either directly or indirectly.

●	Level 3: Inputs are unobservable for the asset or liability.

The carrying amounts of certain financial instruments, such as accounts payable and accrued liabilities, approximate fair value due to their relatively short maturities.

Net Loss per Share

Basic loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the period, excluding the effects of any potential dilutive securities. Income and losses are shared pro rata between the two classes of shares. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common share equivalents had been issued and if the additional common shares were dilutive. Loss per share excludes all potential dilutive shares of common shares if their effect is anti-dilutive.

For the three months ended March 31, 2026, the Company’s diluted weighted-average shares outstanding is equal to basic weighted-average shares, due to the Company’s net loss position. No common stock equivalents were included in the computation of diluted net loss per share since such inclusion would have been antidilutive. For the three months ended March 31, 2026, potentially dilutive securities include the stock options.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the unaudited condensed consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and the measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Stock Based Compensation

The Company complies with ASC 718, Compensation - Stock Compensation, regarding shares granted to directors, officers and vendors of the Company by measuring the grant date fair value of the award and recognizing the resulting expense over the period during which the employee is required to perform service in exchange for the award. Equity-based compensation expense is only recognized for awards subject to performance conditions if it is probable that the performance condition will be achieved. The Company accounts for forfeitures when they occur.

Recent Accounting Pronouncements:

ASU 2024-03, Disaggregation of Income Statement Expenses (“DISE”) (“ASU 2024-03”) requires disclosures about specific types of expenses included in the expense captions presented on the face of the income statement as well as disclosure about selling expenses. ASU 2024-03 is effective for fiscal years beginning after December 15, 2027, with early adoption permitted. The Company is currently evaluating the impact of this ASU on its consolidated financial statements and disclosures.

Note 4 - Recapitalization

As outlined in Note 1, the Company entered into a Business Combination Agreement on April 22, 2025 which was consummated on December 8, 2025. Upon the consummation of the transactions on December 8, 2025 (the “Closing”), (i) CEP merged with and into CEP Merger Sub, pursuant to the Plan of Merger entered into by CEP Merger Sub, CEP and the Company (the “Plan of Merger”), with CEP Merger Sub continuing as the surviving entity (such surviving entity, the “CEP Surviving Subsidiary,” such transaction, the “CEP Merger”), as a result of which CEP Shareholders received one share of Class A common stock of the Company, par value $0.01 per share (“Class A Common Stock”) for each Class A ordinary share of CEP, par value $0.0001 per share (“CEP Class A Ordinary Shares”) held by such CEP Shareholder, and (ii) Twenty One Assets merged with and into CEP Merger Sub C, Inc., a Delaware corporation and an indirect subsidiary of CEP (“Company Merger Sub”), with Company Merger Sub continuing as the surviving company (such surviving company, the “Company Surviving Subsidiary,” such transaction, the “Company Merger” and the Company Merger together with the CEP Merger, the “Mergers”), as a result of which the Sellers received shares of Class A Common Stock and Class B common stock of the Company, par value $0.01 per share (“Class B Common Stock”) in exchange for their membership interests in Twenty One Assets. Immediately following completion of the Mergers and the other transactions contemplated by the Business Combination Agreement (the “Business Combination”), CEP Surviving Subsidiary and Company Surviving Subsidiary became wholly owned subsidiaries of the Company and the Company became a publicly traded company, all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with applicable law.

In addition, on April 22, 2025, the Company and CEP entered into subscription agreements (the “Convertible Notes Subscription Agreements”) with certain investors (the “Convertible Note Investors”), who have agreed to make a private investment in the Company by purchasing 1.0% convertible senior notes due 2030 (the “Convertible Notes”) (See Note 7).

On April 22, 2025, the Company and CEP also entered into subscription agreements (the “April Equity PIPE Subscription Agreements,” and, together with the Convertible Notes Subscription Agreements, the “April PIPE Subscription Agreements”) with certain investors (the “April Equity PIPE Investors” and together with the Convertible Note Investors, the “April PIPE Investors”), who have agreed to make a private investment in CEP by purchasing 20,000,000 CEP Class A Ordinary Shares (the “April Equity PIPE Shares”) for $200 million in the aggregate, which includes the value of an aggregate of 259.2396 Bitcoin (the “April In-Kind PIPE Bitcoin”) invested by certain April Equity PIPE Investors instead of cash (the “April Equity PIPE” and together with the Convertible Notes PIPE, the “April PIPE Investments”). The discrepancy from previously disclosed 347.6168 Bitcoin is due to a clerical error for an investor who had elected to subscribe in cash, not Bitcoin, at the time of signing its April Equity PIPE Subscription Agreement. At Closing, Tether contributed the difference of 88.3771 Bitcoin to the Company for a price of $7.5 million, being the subscription amount of the investor mentioned above. On June 19, 2025, CEP and the Company entered into subscription agreements (the “June Equity PIPE Subscription Agreements” and, together with the April PIPE Subscription Agreements and the Sponsor PIPE Subscription Agreement, the “PIPE Subscription Agreements”) with certain investors (the “June Equity PIPE Investors,” together with the April Equity PIPE Investors and the Convertible Note Investors, the “PIPE Investors”), pursuant to which CEP agreed to issue, and the June Equity PIPE Investors agreed to purchase, 7,857,143 CEP Class A ordinary shares (the “June Equity PIPE Shares”) for an aggregate purchase price of $165 million ($21.00 per share), which includes the value of an aggregate of 132.9547 Bitcoin (the “June In-Kind PIPE Bitcoin” and together with the April In-Kind PIPE Bitcoin, the “In-Kind PIPE Bitcoin”) invested by certain June Equity PIPE Investors instead of cash (the “June Equity PIPE,” together with the April Equity PIPE, the “Equity PIPEs,” and collectively with the Convertible Notes PIPE, the “PIPE Investments”). The April Equity PIPE Investors and June Equity PIPE Investors confirmed, at the time of entering into their respective subscription agreements, the amounts, if any, that they will contribute as In-Kind PIPE Bitcoin. At the Closing, the Company issued 20,000,000 shares of Class A Common Stock to the April Equity PIPE Investors and 7,857,143 shares of Class A Common Stock to the June Equity PIPE Investors.

Pursuant to the Business Combination Agreement, (i) Tether purchased 4,812.220927 Bitcoin (the “Initial PIPE Bitcoin”) for an aggregate purchase price of $458.7 million (the “Initial PIPE Net Proceeds”), being equal to the aggregate gross cash proceeds of the Initial Convertible Notes PIPE and the April Equity PIPE less a holdback of $52 million, and, at Closing, Tether sold the Initial PIPE Bitcoin to the Company for an amount equal to the Initial PIPE Net Proceeds, and (ii) Tether purchased 917.47360612 Bitcoin (the “Option PIPE Bitcoin”) for an aggregate purchase price of $99.5 million (the “Option PIPE Net Proceeds”), being equal to the gross proceeds of the Option Notes less a holdback of $500,000, and, at Closing, Tether sold the Option PIPE Bitcoin to the Company at a purchase price equal to the Option PIPE Net Proceeds, in exchange for additional shares of Class A Common Stock and Class B Common Stock.

On June 23, 2025, Tether, the Company, SoftBank and, solely for certain limited purposes, CEP, entered into a sale and purchase agreement (the “June PIPE Bitcoin Sale and Purchase Agreement”), pursuant to which Tether has purchased 1,381.15799423 Bitcoin (the “June PIPE Bitcoin” and together with the Initial PIPE Bitcoin and the Option PIPE Bitcoin, the “PIPE Bitcoin”) for an aggregate purchase price of approximately $147.5 million (the “June PIPE Net Proceeds”) being the aggregate gross cash proceeds of the June Equity PIPE less a holdback of $3.3 million. At the closing of the Business Combination and upon the funding of the June Equity PIPE, the Company purchased from Tether the June PIPE Bitcoin for an aggregate price equal to the June PIPE Net Proceeds.

The sale of the Initial PIPE Bitcoin, the Option PIPE Bitcoin and the June PIPE Bitcoin by Tether to the Company are referred to herein as the “PIPE Bitcoin Sale.” The Company paid $713,199,992 and recorded a loss on the purchase of $61,234,873 which was recorded as a loss on sale of derivatives on the consolidated statement of operations for the period from March 7, 2025 (inception) to December 31, 2025.

Pursuant to the Business Combination Agreement, Tether agreed to purchase a number of Bitcoin equal to the Additional PIPE Bitcoin, if the sum of the Initial PIPE Bitcoin and the Option PIPE Bitcoin is less than 10,500 Bitcoin. Tether purchased the Additional PIPE Bitcoin and immediately prior to Closing, Tether contributed the Additional PIPE Bitcoin to the Company at Closing (such contribution, the “Additional PIPE Bitcoin Sale”) in exchange for additional shares of Class A Common Stock and Class B Common Stock.

Contemporaneously with the execution of the Business Combination Agreement, Tether, Bitfinex and Twenty One Assets entered into a Contribution Agreement (the “Contribution Agreement”), pursuant to which, immediately prior to the Closing, Tether and Bitfinex will contribute to Twenty One Assets 24,500 Bitcoin and 7,000 Bitcoin, respectively, in exchange for an aggregate contribution of 31,500 Bitcoin (i) in the case of Tether, 208 class A common membership interests of Twenty One Assets (“Twenty One Assets Class A Interests”) and 208 class A common membership interests of Twenty One Assets (“Twenty One Assets Class B Interests”), and (ii) in the case of Bitfinex, 59 Twenty One Assets Class A Interests and 59 Twenty One Assets Class B Interests.

Concurrently with the signing of the Business Combination Agreement, (i) CEP, the Company and Cantor EP Holdings, LLC (the “Sponsor”) entered into the sponsor support agreement (as amended by Amendment No. 1 to Sponsor Support Agreement, dated as of June 25, 2025, the “Sponsor Support Agreement”), pursuant to which, among other matters described below, the Company and Sponsor agreed to enter into a Securities Exchange Agreement (the “Securities Exchange Agreement”) at Closing (See Note 7). At Closing, total Convertible Notes issued were $486.5 million.

The Sponsor Support Agreement also provides that, among other things, (i) the Sponsor will vote its CEP Class A Ordinary Shares, and its Class B ordinary shares of CEP, par value $0.0001 per share (“CEP Class B Ordinary Shares” and, together with the CEP Class A Ordinary Shares, the “CEP Ordinary Shares”) in favor of the adoption and approval of the Business Combination Agreement and the Business Combination and each of the other proposals to be approved by CEP Shareholders at the Meeting (the “CEP Shareholder Approval Matters”), (ii) the Sponsor will vote its CEP Ordinary Shares against any alternative transactions, (iii) the Sponsor will comply with the restrictions imposed by the letter agreement, dated as of August 12, 2024, by and among CEP, the Sponsor and the then current directors and executive officers of CEP (the “Insider Letter”), including with respect to the restrictions on transfer and redemption of CEP Ordinary Shares in connection with the Business Combination, (iv) prior to the Closing, the Sponsor will amend the Insider Letter to reduce the post-Closing lock-up period applicable to the shares of Class A Common Stock received by the Sponsor in exchange for its CEP Class B Ordinary Shares (the “Founder Shares”) from 12 months to six months, and (v) subject to and conditioned upon the Closing, any loans outstanding from the Sponsor to CEP shall be repaid as follows: (a) with respect to the amended and restated promissory note, dated November 5, 2024, and effective as of August 12, 2024 (the “Sponsor Loan”), the aggregate amount owed by CEP, as set forth on the pre-Closing statement to be delivered by CEP prior to the Closing (the “CEP Pre-Closing Statement”), will be automatically converted, immediately prior to the CEP Merger, into CEP Class A Ordinary Shares at $10.00 per share, and that upon the issuance and delivery of such CEP Class A Ordinary Shares to the Sponsor, the Sponsor Loan will be deemed satisfied in full, provided, however, that the portion of the Sponsor Loan that is drawn by or on behalf of CEP to pay for any fees, costs or expenses of the U.S. Securities and Exchange Commission (the “SEC”) or Nasdaq pursuant to the Business Combination Agreement will be repaid in cash at the Closing in accordance with the Business Combination Agreement and (b) with respect to all other loans of the Sponsor to CEP, all amounts outstanding thereunder as of the Closing, as set forth on the CEP Pre-Closing Statement, will be repaid in cash at the Closing in accordance the Business Combination Agreement.

On June 25, 2025, the Company, CEP and the Sponsor entered into the Sponsor Support Agreement Amendment, pursuant to which the Sponsor has agreed to forfeit a number of CEP Class A Ordinary Shares it receives upon conversion of its CEP Class B Ordinary Shares so that such number of CEP Class A Ordinary Shares retained by the Sponsor equals the lesser of (a) 25% of the sum of the number of Public Shares not subject to redemption in connection with the Closing and the number of CEP Class A Ordinary Shares issued in the Equity PIPE and (b) the sum of (i) 7,084,804 and (ii) 1.5% of the gross proceeds received by the Company and CEP pursuant to the April PIPE Investments, divided by $10.00.

Contemporaneously with the execution of the Business Combination Agreement, Tether and SoftBank entered into a sale and purchase agreement, as amended and restated on June 23, 2025, pursuant to which, among other things, immediately following the Closing, Tether transferred to SoftBank an equal number of shares of Class A Common Stock and Class B Common Stock, and SoftBank paid Tether consideration calculated based on a formula described thereunder.

On April 22, 2025, along with the Business Combination Agreement, Tether, Bitfinex and SoftBank entered into the Governance Term Sheet, which set out the main terms upon which the Company will prepare the Proposed Organizational Documents, which will be adopted at or prior to Closing. At Closing, Tether, Bitfinex and SoftBank entered into the Governance Agreement, which implements the terms of the Governance Term Sheet. Pursuant to the Governance Agreement, the Company issued two (2) classes of shares of common stock of the Company, with different voting and economic rights attached to them. The shares of Class A Common Stock have no voting rights other than as required by applicable law, until all shares of Class B Common Stock are canceled, whereas, holders of shares of Class B Common Stock are entitled to one vote per share. Once all shares of Class B Common Stock are canceled, holders of Class A Common Stock will acquire full voting rights. Holders of Class A Common Stock will be entitled to receive distributions in proportion to the number of shares of Class A Common Stock held by them, whereas, holders of Class B Common Stock will not have any economic rights. In addition, the shares of Class A Common Stock will be listed for trading and will be freely transferable, subject to the terms of the Lock-Up Agreements, the Insider Letter and any restrictions pursuant to applicable laws. The shares of Class B Common Stock will not be listed or freely transferable, except to Affiliates. The parties agreed to take all necessary action so that effective as of the Closing, the board of directors of the Company will consist of seven individuals, six of which are to be designated by the Sellers and SoftBank, with the final director to be the chief executive officer of the Company.

On July 26, 2025, the parties to the Business Combination Agreement entered into Amendment No. 1 to the Business Combination Agreement, which amends the Business Combination Agreement, among other things, to provide that the Additional PIPE Bitcoin Purchase Price used to determine the value of Tether’s contribution of the Additional PIPE to the Company at the Closing and the number of shares of Class A Common Stock and Class B Common Stock to be issued to Tether at the Closing in exchange for the sale of the Additional PIPE Bitcoin by Tether to the Company shall be $84,863.57, which is equal to the average Bitcoin price for the ten-day period ending April 21, 2025, the day prior to the date of the Business Combination Agreement (the “Signing Bitcoin Price”), rather than on the aggregate amount Tether paid to purchase the Additional PIPE Bitcoin.

Concurrently with the Closing, Tether, Bitfinex and SoftBank each entered into a Lock-Up Agreement with the Company, pursuant to which each Seller and SoftBank agreed that the shares of Class A Common Stock received by each Seller and the shares of Class A Common Stock transferred by Tether to SoftBank will be locked-up and subject to transfer restrictions, as described below, subject to certain exceptions.

Concurrently with the Closing, CEP, the Company, the Sponsor, each Seller and SoftBank entered into an Amended and Restated Registration Rights Agreement that amended and restated the registration rights agreement, dated as of August 12, 2024, by and between CEP and the Sponsor.

Concurrently with the Closing, the Company and Tether entered into a Services Agreement, pursuant to which Tether agreed to provide, or cause to be provided, certain services to the Company and its subsidiaries in exchange for a services fee in the amount of $30,000 per calendar quarter or such other amount as may be agreed by the parties thereto.

Each holder of shares of Class A Common Stock have no voting rights except as required by the Texas Business Organizations Code (“TBOC), until all shares of Class B Common Stock are canceled. Once all shares of Class B Common Stock are canceled, holders of Class A Common Stock will acquire full voting rights. Each holder of shares of Class B Common Stock will be entitled to one vote for each share of Class B Common Stock held of record by such holder on all matters on which stockholders are generally entitled to vote.

The price per share of Class A Common Stock is $10.00 per share for (i) Public Shareholders, (ii) the April Equity PIPE Investors, (iii) the Sponsor and its Affiliates, (iv) the directors and officers of CEP, (v) the Sellers and (vi) SoftBank, and $21.00 per share for the June Equity PIPE Investors. The value of the consideration that the Public Shareholders are each receiving in connection with the Business Combination is thus $10.00 per share.

The Business Combination was accounted for as a reverse recapitalization, in accordance with U.S. GAAP. Under this method of accounting, CEP was treated as the acquired company for financial reporting purposes, and Twenty One Assets was the accounting acquirer. Accordingly, the Business Combination was treated as the equivalent of Twenty One Assets issuing stock for the net assets of CEP, accompanied by a recapitalization. The net assets of CEP were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination were those of Twenty One Assets combined with the Company.

Transaction Proceeds

Upon closing of the Reverse Recapitalization, the Company received gross proceeds of $81,874,382 from the Reverse Recapitalization.

The following table reconciles the elements of the Reverse Recapitalization to the consolidated statements of cash flows and the consolidated statement of changes stockholders’ equity the period from March 7, 2025 (inception) to December 31, 2025.

Cash-trust and cash, net of redemptions	$106,014,455
Less: transaction costs paid	(23,757,573)
Net payout in Reverse Recapitalization	82,256,882

Add: Prepaid assets acquired	9,250,000
Reverse Recapitalization, net	$91,506,882

The number of shares of Common Stock issued immediately following the consummation of the Reverse Recapitalization were:

CEP Class A common stock, outstanding prior to the Recapitalization	13,839,847
Less: Redemption of CEP Class A common stock	(1,596)
Class A common stock of CEP	13,838,251
CEP Class B common stock, outstanding prior to the Recapitalization	-
Reverse Recapitalization shares	13,838,251
Cancellation of Class B Common Stock	(10,000)
Shares issued in connection to PIPE subscriptions	27,857,143
Twenty One Capital, Inc Shares	609,705,518
Common Stock immediately after the Recapitalization	651,390,912

The number of Twenty One Capital Inc.’s shares was determined as follows:

	Twenty One Assets Units	Twenty One Capital Inc. Shares
Class A Common Stock	267	304,852,759
Class B Common Stock	267	304,852,759
Total	534	609,705,518

In exchange, each unit of Twenty One Assets was converted into 1,141,771 shares of the Company’s common stock.

Note 5 - Prepaid expenses and other current assets

	March 31, 2026	December 31, 2025

Cantor Prepaid*	$6,739,022	$-
Prepaid Insurance	1,801,892	378,485
Other	118,252	-
Total	$8,659,166	$378,485

*	$9,250,000 was included in Other non-current assets as of December 31, 2025.

On April 23, 2025, the Company and CEP entered into a letter agreement (the “Letter Agreement”) with Cantor Fitzgerald & Co. (“CF&Co.”) Pursuant to the Letter Agreement, during the 24 months after April 23, 2025, the Company may engage CF&Co. to provide capital markets advisory or other non-financial advisory services up to $9,250,000. In return for these future services, the Company prepaid CF&Co. for those services at the close of the Reverse Recapitalization. The services pursuant to the Letter Agreement commenced on December 8, 2025. For the three months ended March 31, 2026, $2,086,327 was amortized and included in general and administrative expenses on the accompanying unaudited condensed consolidated statement of operations. At March 31, 2026, the remaining balance is $7,163,673, of which $6,739,022 is recorded in prepaid and other current assets and $424,651 is recorded as other non-current assets on the accompanying unaudited condensed consolidated balance sheet.

Note 6 - Digital Assets

The following table presents the Company’s significant crypto currencies holdings as of March 31, 2026 and December 31, 2025:

	March 31, 2026	December 31, 2025
Bitcoin (Units)	43,514	43,515
Fair value	$2,951,638,847	$3,799,545,125
Cost basis	$3,692,815,061	$3,692,852,376

The following table presents the Company’s significant crypto currencies movements for the three months ended March 31, 2026:

	Number	Amount
Balance at December 31, 2025	43,515	$3,799,545,125
Disposal of digital asset	(1)	(90,495)
Gain on disposal of digital asset	-	3,180
Change in fair value	-	(847,818,963)
Outstanding at March 31, 2026	43,514	$2,951,638,847

The fair value of the Company’s Bitcoin holdings was determined based on quoted market price on active cryptocurrency exchanges. As of March 31, 2026 and December 31, 2025, the market price of one Bitcoin was $67,832 and $87,316, respectively. During the quarter ended March 31, 2026, the loss on change in fair value of digital assets of $847,818,963 was included in other expenses, net on the accompanying unaudited condensed statement of operations. During the quarter ended March 31, 2026, the Company realized gain of $3,180 from the disposal of 1 Bitcoin.

Custody and risk

The vast majority of the Company’s assets are concentrated in its Bitcoin holdings. Bitcoin is a digital asset, which is a novel asset class that is subject to significant legal, commercial, regulatory and technical uncertainty. Additionally, the price of bitcoin has historically experienced significant price volatility, and a significant decrease in the price of bitcoin would adversely affect the Company’s financial condition and results of operations. The Company’s strategy of acquiring and holding bitcoin also exposes it to counterparty risks with respect to the custody of its bitcoin, cybersecurity risks, and other risks inherent to holding a digital asset. In particular, the Company is subject to the risk that, if its private keys with respect to its digital assets are lost or destroyed or other similar circumstances or events occur, the Company may lose some or all of its digital assets, which could materially adversely affect the Company’s financial condition and results of operations.

Since digital assets are virtual and transactions in such currencies reside on distributed networks, governance of the underlying distributed network could be adversely altered should any individual or group obtain 51% control of the distributed network. Such control could have a significant adverse effect on either the ownership or value of the digital asset.

Crypto assets are not insured or protected under the Federal Deposit Insurance Corporation (“FDIC”) or the Securities Investor Protection Company (“SIPC”). Accordingly, with respect to its Bitcoin investment, the Company does not enjoy the protections of other assets covered by the FDIC or SIPC.

Note 7 - Convertible Notes Payable

As outlined in Note 4, on April 22, 2025, the Company and CEP entered into subscription agreements (the “Convertible Notes Subscription Agreements”) with certain investors (the “Convertible Note Investors”), who have agreed to make a private investment in the Company by purchasing 1.0% convertible senior notes due 2030 (the “Convertible Notes”) with an aggregate principal amount of $340.2 million (the “Subscription Notes” and such subscription, the “Initial Convertible Notes PIPE” and together with the option for the Option Notes (as defined below), the exchange for the Exchange Notes (as defined below) and any issuance of the Engagement Letter Notes (as defined below), the “Convertible Notes PIPE”). Pursuant to the Convertible Notes Subscription Agreements, the Company granted the Convertible Note Investors an option to purchase up to an aggregate of $100 million additional principal amount of Convertible Notes (the “Option Notes”) at any time before May 22, 2025 (the “Option Period”) on a pro rata basis based on such Convertible Note Investor’s participation in the Initial Convertible Notes PIPE, which Option Notes were fully subscribed for by the Convertible Note Investors and the Sponsor (the “Option”). In connection therewith, on May 22, 2025, the Sponsor entered into a subscription agreement (the “Sponsor Convertible Notes Subscription Agreement”) on substantially the same terms as the Convertible Notes Subscription Agreements with respect to its pro rata allotment of the Option Notes. At the Closing, the Company issued $486.5 million of Convertible Notes to the Convertible Notes Investors and the Sponsor.

Concurrently with the signing of the Business Combination Agreement, (i) CEP, the Company and Cantor EP Holdings, LLC (the “Sponsor”) entered into the sponsor support agreement (as amended by Amendment No. 1 to Sponsor Support Agreement, dated as of June 25, 2025, the “Sponsor Support Agreement”), pursuant to which, among other matters described below, the Company and Sponsor agreed to enter into a Securities Exchange Agreement (the “Securities Exchange Agreement”) at Closing, pursuant to which Sponsor will exchange a number of its shares of Class A Common Stock as determined in accordance with the Securities Exchange Agreement (the “Exchange Shares”) in exchange for Convertible Notes (the “Exchange Notes”) equal in value to the product of (1) the total number of the Exchange Shares multiplied by (2) $10.00 per share, and (ii) the Company, CEP and CF&Co. entered into an engagement letter (as amended by the amendment thereto, dated as of June 25, 2025, the “PIPE Engagement Letter”), pursuant to which, among other matters, CF&Co. may receive Convertible Notes (the “Engagement Letter Notes”), such that the aggregate principal value of the Engagement Letter Notes and the Exchange Notes is equal to the sum of (i) 1.5% of the value of the Bitcoin to be contributed by Tether and Bitfinex pursuant to the Contribution Agreement (as defined below), (ii) 1.5% of the gross proceeds received by the Company and CEP pursuant to the April PIPE Investments, subject to certain adjustments and (iii) $98,963 in additional consideration. At Closing, the Sponsor exchanged 4,630,000 shares of Class A Common Stock for Exchange Notes with an aggregate principal amount of $46,300,000 and CF&Co. did not receive any Engagement Letter Notes. With the inclusion of the Subscription Notes, Option Notes, Exchange Notes and Engagement Letter Notes, the total aggregate principal value of the Convertible Notes at the Closing of the Reverse Recapitalization was $486.5 million.

Convertible Note Investors has the right, at their option, during certain periods and upon the occurrence of certain conditions prior to the close of business on the second trading day immediately preceding the maturity date of the Convertible Notes, to convert any Convertible Note or portion thereof that is $1,000 or an integral multiple thereof, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, at the conversion rate equal to the Convertible Note amount divided by $10 ( the “Conversion Price”) multiples by 130% (the “Conversion Premium”).

The Convertible Notes are accounted for as a single liability measured at amortized costs. The transaction costs of $2,201,000 related to issuance of the Convertible Notes are capitalized to the carrying amount of the Convertible Notes and presented as a direct deduction from the debt liability. The transaction costs are amortized into expenses based on the effective interest rate method. The effective interest rate related to the Convertible Notes is 1.09%. For the three months ended March 31, 2026, $1,199,589 of interest expense and $107,963 of amortized debt issuance costs are included in interest expense on the accompanying unaudited condensed consolidated statement of operations. As of March 31, 2026 and December 31, 2025, the Convertible Notes balance of $484,434,554 and $484,326,591, respectively, on the accompanying unaudited condensed consolidated balance sheets, includes $2,065,446 and $2,173,409, respectively, of unamortized debt issuance costs. As of March 31, 2026 and December 31, 2025, total unpaid interest expense of $1,199,589 and $319,890, respectively, is included in accounts payable and accrued expenses on the accompanying unaudited condensed balance sheets.

Note 8 - Fair Value Measurement

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at March 31, 2026 and December 31, 2025 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.

	Total fair value	Quoted Prices in Active Markets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
		(Level 1)	(Level 2)	(Level 3)
March 31, 2026
Assets:
Digital Assets	$2,951,638,847	$2,951,638,847	—	—

	Total fair value	Quoted Prices in Active Markets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
		(Level 1)	(Level 2)	(Level 3)
December 31, 2025
Assets:
Digital Assets	$3,799,545,125	$3,799,545,125	—	—

Note 9 - Stockholder’s Equity

Preferred Stock- The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.01 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of March 31, 2026 and December 31, 2025 there were no shares of preferred stock issued or outstanding.

Class A Common Stock- The Company is authorized to issue 5,000,000,000 shares of Class A common stock with par value of $0.01 each. As of March 31, 2026 and December 31, 2025 there were 346,548,153 shares of Class A Common Stock issued and outstanding.

Class B Common Stock- The Company is authorized to issue 500,000,000 shares of Class B common stock with par value of $0.01 each. As of March 31, 2026 and December 31, 2025 there were 304,842,759 shares of Class B Common Stock issued and outstanding.

Stock Options

On December 8, 2025, the Company entered into two employment agreements, pursuant to which the Company granted 13,120,888 options to officers with vesting periods of 4 or 5 years, respectively and exercise price of $14.43, of which 6,089,634 were time based and 7,031,254 were performance based. The options have vesting periods of 4 years and 5 years and expire in 10 years. The performance conditions were not met at March 31, 2026 and therefore no stock based compensation was expensed on these options.

On January 2, 2026, the Company amended the options award agreement with one of the officers, to increase the total number of options granted to this executive by 28,581 and transfer 796,951 performance based awards to time based awards. The vesting period of 4 years and other terms of the amended grant agreement were unchanged. On January 2, 2026, the Company granted an additional 297,029 time-based options to an employee with vesting periods of 4 years and exercise price of $9.30 and expire in 10 years.

The performance conditions were not met as of March 31, 2026 and therefore no stock-based compensation was expensed on these options.

For the three months ended March 31, 2026, total stock-based compensation expense related to the time-based options was $5,103,369 and included in general and administrative expense on the accompanying unaudited condensed consolidated statement of operations.

The assumptions used in the Black-Scholes model are set forth in the table below:

	January 2, 2026	December 8, 2025
Exercise price	$9.3	$14.43
Risk-free interest rate	3.81%	3.81%
Volatility	90.0%	90.0%
Expected life (years)	6.02	7.00
Dividend yield	0.0%	0.0%

The following is an analysis of the stock option grant activity:

	Number	Weighted Average Exercise Price	Weighted Average Remaining Life
Outstanding at December 31, 2025	13,120,888	$14.43	$3.86
Granted	1,267,230	13.04	3.86
Cancelled pursuant to amended agreement	(941,620)	(14.43)	(4.17)
Outstanding at March 31, 2026	13,446,498	14.32	3.92

As of March 31, 2026 and December 31, 2025, the outstanding options had no intrinsic values and no options were vested and exercisable. The weighted average fair value of options granted for three months ended March 31, 2026 was $7.07 and the weighted average fair value of options outstanding as of March 31, 2026 was $11.28.

The Company will recognize the remaining total stock-based compensation of $60,192,007 in future periods as follows:

Year	Amount
Remainder of 2026	$11,550,114
2027	15,400,152
2028	15,400,152
2029	14,343,708
Thereafter	3,497,881
Total	$60,192,007

Note 10 - Commitments and Contingencies

The Company enters into contractual relationships that contain many indemnification provisions in its normal course of business with other parties. The Company may agree to hold other parties harmless against specific losses, such as those that could arise from a breach of representation, covenant, or third party infringement claims. It may not be possible to determine the maximum potential amount of liability under such indemnification agreements due to the unique facts and circumstances that are likely to be involved in each particular claim and indemnification provision. Historically, there have been no such indemnification claims. Management believes any liability arising from these agreements will not be material to the Company’s condensed consolidated financial statements.

The Company may from time to time be involved in legal proceedings, legal actions, and claims arising in the normal course of business, including proceedings relating to intellectual property, safety and health, employment and other matters. Management believes that the outcome of such legal proceedings, legal actions, and claims will not have a significant adverse effect, individually, or in the aggregate, on the Company’s financial position, results of operations or cash flows.

Note 11 - Segment Information

ASC Topic 280, Segment Reporting, establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s CODM, or group, in deciding how to allocate resources and assess performance.

The Company’s CODM has been identified as the Chief Executive Officer, who reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that there is only one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net loss that also is reported on the statements of operations as net loss. As the Company is in the start-up phase, the CODM currently reviews operating expenses to manage and forecast cash to ensure enough capital is available to achieve its business plan over the short-term period (less than a year). The CODM also reviews operating expenses to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. All of the Company’s operating expenses, which consist of general and administrative expenses and marketing and advertising expenses, relate to this single operating segment as reported on the statement of operations, and are the significant segment expenses provided to the CODM on a regular basis.

For the three months ended
March 31, 2026
General and administrative	$10,463,888
Marketing and advertising	$105,000
Total other expenses, net	$849,123,070

Note 12 - Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the unaudited condensed consolidated financial statements were issued. Based upon this review, the Company did not identify subsequent events, except as stated below, that would have required adjustment or disclosure in the unaudited condensed consolidated financial statements.

On May 8, 2026, the Company entered into an amendment to its Letter Agreement with CF&CO (the “Amended Letter Agreement”), which amended the existing agreement originally entered into on April 23, 2025 and as amended on June 25, 2025 (See Note 5). Pursuant to the Amended Letter Agreement, the term during which the Company or its subsidiaries may engage CF&CO or its affiliates for capital markets advisory and other non-financial advisory services was revised to extend through December 8, 2027. All other material terms of the Letter Agreement remain unchanged.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The following discussion and analysis of our financial condition and results of operations should be read together with our condensed consolidated financial statements and the accompanying notes thereto contained in Part I, Item 1 “Financial Statements” and the other disclosures in this Quarterly Report on Form 10-Q and with the disclosures in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission (“SEC”) on March 31, 2026.

This discussion includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions. Such statements include, but are not limited to, possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included herein. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those described in our other SEC filings.

Unless the context otherwise requires, references in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to “Twenty One Capital, Inc,” “we”, “us”, “our”, and the “Company” are intended to refer to (i) following the Business Combination, the business and operations of Twenty One Capital, Inc and its consolidated subsidiary (ii) prior to the Business Combination, operations of Twenty One Assets, LLC and Twenty One Capital, Inc combined and its consolidated subsidiaries.

Overview

Twenty One Capital is a recently formed operating company focused exclusively on Bitcoin-related business lines that among other things, offer shareholders a differentiated opportunity to gain exposure to Bitcoin through the capital markets. With a Bitcoin-native operating structure and a strategy designed to deliver long-term value, Twenty One Capital intends to become a leading vehicle for capital-efficient Bitcoin accumulation and related business development.

Twenty One Capital engages in two principal activities: (i) actively accumulating Bitcoin and managing its Bitcoin holdings; and (ii) commencing development of educational materials and branded content intended to drive increased institutional and retail investor Bitcoin literacy. In addition, following these initial activities, the Company expects to engage in Bitcoin-centric financial services that would leverage the Bitcoin accumulated by the Company. Preparation for the launch of these consolidated financial services is expected to begin shortly, with launch timing subject to regulatory approvals, market needs and the macroeconomic environment. The Company’s ability to generate revenue sufficient to achieve profitability will depend on its ability to raise capital and to develop and improve its learning programs and educational content towards greater adoption of Bitcoin.

On April 29, 2026, Mr. Mallers, our Chief Executive Officer, announced the Company’s operating strategy centered on the potential transactions or acquisitions involving Zap Solutions Holding, Inc. (doing business as Strike) and Elektron Energy Operations Limited and related operations (collectively, doing business as Elektron). Mr. Mallers is the founder and Chief Executive Officer of Strike. We currently have no binding commitments or agreements with respect to any such acquisitions, nor has any such transaction been evaluated or approved by our Board of Directors. There can be no assurance that we will eventually enter into or consummate any acquisitions, or that if we do consummate such acquisitions, that they will achieve the intended benefits. See “Risk Factors–We may engage in transactions to acquire Strike, a leading Bitcoin financial services company, and Elektron, a large-scale global Bitcoin mining platform. We currently have no binding commitments or agreements with respect to any such transactions, nor has any such transaction been evaluated or approved by our Board of Directors. There can be no assurance that such transactions will be entered into or consummated and if consummated, how they may impact our results of operations”. These transactions, if we determine to pursue them, will be evaluated in accordance with the relevant provisions of the Texas Business Organizations Code and our related person transaction policy.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Twenty One Capital expects to remain an emerging growth company until the earlier of (i) the last day of the fiscal year (1) following the fifth anniversary of the consummation of the Business Combination, (2) in which Twenty One Capital has total annual gross revenue of at least $1.235 billion, or (3) in which the Company is deemed to be a large accelerated filer, which means the market value of Company Stock that is held by non-affiliates equaled or exceeded $700 million as of the end of that year’s second fiscal quarter, and (ii) the date on which Twenty One Capital has issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. The Company expects to remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of the Company’s Common Stock held by non-affiliates is equal to or exceeds $250 million as of the end of that year’s second fiscal quarter, or (ii) its annual revenues is equal to or exceeds $100 million during such completed fiscal year and the market value of the Company’s Common Stock held by non-affiliates is equal to or exceeds $700 million as of the end of that year’s second fiscal quarter.

Principal Factors Affecting Our Results of Operations and Material Trends

The Company’s future results are expected to be impacted by the highly volatile nature of Bitcoin’s valuation, as well as conditions and trends relating to demand for Bitcoin or other digital assets, and other factors including the successful execution of the Company’s business lines including the Bitcoin acquisition strategy, regulatory and technical developments surrounding Bitcoin and cryptocurrencies, and the effectiveness of our marketing and sales efforts to develop a robust and diverse client base with respect to the Company’s educational and branding strategy. The primary factors that are expected to impact the Company’s results and present significant opportunities, as well as pose risks and challenges, are described below. The Company believes that its performance and future success depend on the factors discussed below, those mentioned in the section titled “Risk Factors” and elsewhere in this Quarterly Report.

The following macroeconomic factors and trends as they relate to Bitcoin may specifically impact our business:

●	Price of Bitcoin: Our business is heavily dependent on the price of Bitcoin, which has historically experienced significant volatility. As of Closing, we had acquired Bitcoin, and may in the future acquire additional Bitcoin through at-market purchases to build our strategic reserve of Bitcoin. Under ASU 2023-08, Intangibles-Goodwill and Other-Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets (“ASU 2023-08”), Bitcoin is revalued at fair value at the end of each reporting period, with changes in fair value recognized in net income. As a result, fluctuations in the price of Bitcoin may significantly impact our results of operations.

●	Awareness: The perception of Bitcoin as a legitimate and secure asset class and technology by the general public plays a crucial role. The pace and effectiveness of continued education and awareness is expected to impact adoption rates. Due to the rapidly evolving nature of digital assets and the volatile price of Bitcoin, which has experienced and continues to experience significant volatility, we expect that our operating results will fluctuate significantly from quarter to quarter in accordance with market sentiments and movements in the broader Bitcoin economy.

●	Regulation: The global regulatory landscape for Bitcoin, including clarity around legal status, accounting and tax treatment, and other compliance requirements will significantly impact its growth. Favorable regulations can encourage adoption, while restrictive measures can hinder it.

●	Institutional Adoption: Increased participation by institutional investors, including hedge funds, mutual funds, corporations, and nation states can drive market confidence and liquidity, supporting continued growth.

●	Political Environment: Bitcoin has entered the political conversation in the United States and abroad. We cannot be certain as to how future regulatory developments will impact the treatment of Bitcoin under the law, and ongoing and future regulation and regulatory actions could significantly restrict or eliminate the market for or uses of Bitcoin and materially and adversely impact our business.

●	Monetary Policy: Central bank monetary policies, especially those related to interest rates and monetary supply, can influence Bitcoin adoption. Low-interest rates and expansive monetary policies that lead to currency debasement may lead to a search for alternative investments like Bitcoin.

●	Technological Innovation: Advances in blockchain technology, improvements in scalability, and enhanced security protocols can increase Bitcoin adoption and integration into various financial systems. At the same time, we expect competition to further intensify in the future. We compete against a number of companies operating both within the United States and abroad, and both those that focus on traditional financial services and those that focus on Bitcoin-based services.

Plan of Operations and Expected Revenue Sources

The Company anticipates revenue generation through the following key business lines in the initial period following the Business Combination:

●	Actively accumulating Bitcoin and managing its Bitcoin holdings: The Company’s Bitcoin accumulation and management strategy involves (i) the acquisition of Bitcoin (from initial investments, debt and equity financings, and operating cash flows in excess of operating expenses) according to a discretionary, macro-driven investment thesis, (ii) active management of its Bitcoin holdings, subject to market conditions and other factors, and (iii) the issuance of debt or equity securities or other capital raising transactions, from time to time, subject to market conditions and other factors, with the objective of generating proceeds to be used for the purchase of Bitcoin and other operating expenses. The Company may, from time to time, subject to market conditions and other factors, (i) sell Bitcoin under exceptional circumstances as described “Business - Bitcoin Accumulation and Management Strategy”, (ii) enter into additional capital raising transactions pursuant to which its Bitcoin holdings serve as collateral, and (iii) consider the pursuit of strategies which monetize or otherwise utilize its Bitcoin holdings to generate funds or income streams through the development and commercialization of Bitcoin-centric financial services and products. While the Company expects to allocate the majority of its available treasury capital into Bitcoin over time, it retains flexibility to manage liquidity and operations prudently.

●	Commencing development of educational materials and branded content intended to drive increased institutional and retail investor Bitcoin literacy: Education and the Company’s branded content will be a central pillar of the Company’s mission to accelerate Bitcoin adoption and Bitcoin literacy at both institutional and retail levels. Shortly following the consummation of the Business Combination, the Company will create an education division that will commence the creation of high-quality content tailored for policymakers, institutional investors, financial advisors, corporations, and retail investors. With the accelerating institutional adoption of Bitcoin and digital assets-and the growing demand for education that is both credible and brand-compatible, the Company will create and license modular educational content, produce branded video media, and act as the go-to content partner for major conferences, Web3 firms, and fintech institutions. The Company expects to build a dedicated content team and infrastructure capable of producing and distributing a broad range of educational materials. Although preparation of educational materials and branded content will commence shortly after the Closing, the timing of the deployment and commercialization of the educational and branded content will depend on a number of factors, including the Company’s determinations relating to operational conditions and optimal market demand for its content. The Company plans to create and monetize high-quality educational content through channels such as subscriptions, licensing fees for enterprises, and sponsored partnerships, which are expected to contribute to its revenue streams

Results of Operations

The following table sets forth our unaudited condensed consolidated statement of operations for the three months ended March 31, 2026:

For the three months ended March 31,
2026
Operating expenses:
General and administrative	$10,463,888
Marketing and advertising	105,000
Total operating expenses	10,568,888
Loss from operations	(10,568,888)

Other (expense) income:
Interest expense	(1,307,552)
Interest income	265
Gain on disposal of digital assets	3,180
Change in fair value of digital assets	(847,818,963)
Total other (expense) income, net	(849,123,070)
Loss before provision for income taxes	(859,691,958)
Provision for income taxes	-
Net loss	$(859,691,958)

General and administrative

General and administrative expenses were $10,463,888 for the three months ended March 31, 2026, and comprised mainly of professional fees and stock based compensation.

Marketing and Advertising

Sales and marketing expenses were $105,000 for the three months ended March 31, 2026 and represent costs associated with advertising, public relations and promotion of the Company.

Interest expenses

Interest expenses of $1,307,552 for the three months ended March 31, 2026 comprises interest on the Convertible Notes and amortization of debt issuance costs.

Interest income

Interest income received on deposits at bank was $265 for the three months ended March 31, 2026.

Gain on disposal of digital asset

The gain on disposal of digital asset of digital assets of $3,180 for the three months ended March 31, 2026 is a result of a payment made in 1 Bitcoin.

Change in fair value of digital assets

The change in fair value of digital assets of $847,815,783 for the three months ended March 31, 2026 is a result of a decrease in Bitcoin value from December 31, 2025 to March 31, 2026.

Bitcoin KPIs

We seek to increase BPS (defined below) by growing our Bitcoin holdings faster than the number of outstanding shares of Class A Common Stock through a combination of Bitcoin acquisitions and disciplined use of equity and credit markets.

To assess achievement of this strategy, we monitor and review the following Key Performance Indicators (“KPIs”):

●	Bitcoin Per Share (in Sats) (“BPS”) is a KPI that represents the ratio between our Bitcoin holdings and the number of outstanding shares of Class A Common Stock, expressed in terms of “Satoshis” or “Sats”. A “Satoshi” or a “Sat” is one one-hundred-millionth of one Bitcoin, currently the smallest indivisible unit of a Bitcoin. The Company measures BPS using outstanding shares of Class A Common Stock, excluding outstanding shares of Class B Common Stock, as Class B Common Stock carry no economic rights and are not entitled to receive dividends or distributions. As of March 31, 2026 and December 31, 2025, the Company had 346,548,153 shares of Class A Common Stock outstanding. The Company’s Form S-4 Registration Statement previously defined BPS using all outstanding shares of Pubco Stock, including Class B Common Stock. The Company has refined this definition to use only outstanding shares of Class A Common Stock because Class B Common Stock carries no economic rights and is not publicly tradable. The Company believes this revised definition more accurately reflects the Bitcoin exposure available to public equity investors.

●	Bitcoin Return Rate (“BRR”) represents the percentage change in BPS from the beginning of a period to the end of the period.

As of March 31, 2026 and December 31, 2025, the Company held 43,514 and 43,515 Bitcoin, respectively, and had 346,548,153 shares of Class A Common Stock outstanding, representing BPS (in Sats) of 12,557 at each period.

Important Information about KPIs

We use BPS and BRR as KPIs to help assess the performance of our strategy of acquiring Bitcoin in a manner we believe is accretive to shareholders. We also believe these KPIs can supplement investors’ understanding of how we choose to fund Bitcoin purchases and the value created in a period.

BPS measures the ratio of our Bitcoin holdings to the number of outstanding shares of Class A Common Stock, which provides management and investors a baseline with which to assess our achievement of our strategy of acquiring Bitcoin in an accretive manner over a given period. This metric forms the baseline for our BRR, which presents changes in BPS from the beginning of a period to the end of a period, and which we review to assess the performance of our strategy of acquiring Bitcoin in a manner we believe to be accretive to shareholders.

BRR measures the percentage change in BPS from the beginning of a period to the end of a period, which helps management and investors assess how our achievement of our strategy of acquiring Bitcoin in an accretive manner varies across periods.

When we use these KPIs, management takes into account the various limitations of these metrics, including that:

●	The KPIs do not take into account that our assets, including our Bitcoin, are subject to all of our existing and future liabilities, including our debt, and that such claims rank senior to those of our common equity; therefore holders of such excluded instruments may have claims on our assets (including Bitcoin) senior to those of holders of common stock in the event of our liquidation, and as a result the additional Bitcoin acquired using proceeds from the sale of such instruments may not accrete to our stockholders;

●	BPS and BRR are not, and should not, be understood as financial performance, valuation or liquidity measures. BPS does not represent (i) our ability to satisfy our financial obligations, or (ii) our book value per share. Ownership of a share of our common stock does not represent an ownership interest in the Bitcoin held by us; and

●	BRR is not a measure of the return on investment our shareholders may have achieved historically or can achieve in the future by purchasing our stock, or a measure of income generated by our operations or our Bitcoin holdings, return on investment on our Bitcoin holdings, or any other similar financial measure of the performance of our business or assets.

The trading price of our Class A Common Stock is informed by numerous factors in addition to our Bitcoin holdings and our actual or potential shares of Class A Common Stock outstanding, and as a result, the trading price of our securities can deviate significantly from the fair market value of our Bitcoin, and neither BPS nor BRR is indicative or predictive of the trading price of our securities.

Investors should rely on the financial statements and other disclosures contained in our SEC filings. In particular, as a result of the adoption of ASU 2023-08, Intangibles-Goodwill and Other-Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets (“ASU 2023-08”), crypto assets held for investment are initially recorded at cost and are subsequently remeasured at fair value as of each reporting period. The fair value of digital assets is measured using the period-end closing price in accordance with ASC 820. Since the digital assets are traded on a 24-hour period, the Company utilizes the price as of midnight UTC time within the Company’s principal market at the measurement date. Changes in fair value are recognized in gain (loss) on fair value of digital assets, in other income (loss) on the consolidated statement of operations. As a result, we may incur unrealized gain or loss on digital assets based on changes in the market price of Bitcoin during a period, which would not be reflected in BPS or BRR.

For example, if we increase our Bitcoin holdings relative to the number of outstanding shares of Class A Common Stock during a reported period, we would achieve increased BPS and positive BRR, even if we report significant unrealized loss on digital assets for the period. Similarly, if we increase the number of outstanding shares of Class A Common Stock at a faster rate than our Bitcoin holdings, then we would experience decreased BPS and negative BRR, even if we report significant unrealized gain on digital assets for the period.

As noted above, these KPls are narrow in their purpose and are used by management to assist it in assessing whether we are raising and deploying capital in a manner accretive to shareholders solely as it pertains to our Bitcoin holdings. In calculating these KPls, we do not consider the source of capital used for the acquisition of our Bitcoin. If we purchase Bitcoin using proceeds from offerings of non-convertible notes or non-convertible preferred stock, or convertible notes or preferred stock that carry conversion prices above the current trading price of our common stock or conversion rights that are not then exercisable, such transactions have the effect of increasing the BPS and BRR, while also increasing our indebtedness and senior claims of holders of instruments other than Class A Common Stock with respect to dividends and to our assets, including our Bitcoin, if we were to liquidate, in a manner that is not reflected in these metrics.

If our Convertible Notes mature or are redeemed without being converted into Class A Common Stock, we may be required to sell shares of our Class A Common Stock or Bitcoin to generate sufficient cash proceeds to satisfy those obligations, either of which would have the effect of decreasing BPS and BRR, and adjustments for such decreases are not contemplated by the assumptions made in calculating these metrics. Accordingly, these metrics might overstate or understate the accretive nature of our use of capital to buy Bitcoin because not all Bitcoin may be purchased using proceeds of issuances of Class A Common Stock, instruments that are convertible into Class A Common Stock may be forfeited or repaid with funds other than from the sale of Class A Common Stock in the period in question rather than being exercised for or converted into Class A Common Stock, and not all proceeds from issuances of Class A Common Stock are used to purchase Bitcoin.

We determine our KPI targets based on our history and future goals. Our ability to maintain any given level of BPS, or achieve positive BRR, may depend on a variety of factors, including factors outside of our control, such as the price of Bitcoin, and the availability of debt and equity financing on favorable terms. Past performance is not indicative of future results.

These KPIs are merely supplements to, not substitutes for, the financial statements and other disclosures contained in our SEC filings. They should be used only by sophisticated investors who understand their limited purpose and many limitations.

Liquidity and Capital Resources

The unaudited condensed consolidated financial statements as of March 31, 2026 have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business. The Company reported a net loss of $859,691,958 for the three months ended March 31, 2026. As of March 31, 2026, the Company had an aggregate cash balance of $114,057,427, a net working capital of $117,850,738 and an accumulated deficit of $1,123,142,688.

The Company assesses its liquidity in terms of its ability to generate adequate amounts of cash to meet current and future needs. Management has determined that the Company’s current liquidity position is sufficient to fund its operations for at least one year after the filing of these unaudited condensed consolidated financial statements.

Principal and Potential Sources of Liquidity

The Company received proceeds of $82,256,882 as a result of the Business Combination in December 2025, after giving effect to stockholder redemptions and payment of transaction expenses in connection with the Business Combination. As of March 31, 2026, the fair value of digital asset holdings was $2,951,638,847. The combined value of cash and digital asset totaled $3,065,696,274 as of March 31, 2026.

We hold a significant digital asset position, which declined by $847,815,783 during the three months ended March 31, 2026, due to the decline in fair value of Bitcoin. While we classify our digital assets, net of current portion, as long-term, consistent with our bitcoin treasury approach, our significant bitcoin holdings, along with associated unrealized gains, may provide a potential source of liquidity if monetized. However, approximately 16,116 Bitcoin are held as collateral to the Convertible Notes. The Bitcoin that serves as collateral to the Convertible Notes cannot be used as a source of liquidity for the Company.

We do not believe we will need to sell or engage in other transactions with respect to any of our Bitcoin acquired at the Closing of the Business Combination within the next twelve months to meet our liquidity needs, although we may consider selling Bitcoin under exceptional circumstances, such as to meet operational needs, comply with legal or regulatory obligations, pursue high-conviction strategic investments, or for general corporate purposes, subject to oversight by management and the Board.

Further, historically, the Bitcoin markets have been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges and various other risks inherent in its entirely electronic, virtual form and decentralized network. During times of market instability, we may not be able to sell our Bitcoin at favorable prices or at all. As a result, our Bitcoin holdings may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents. In addition, upon sale of our Bitcoin, we may incur additional taxes related to any realized gains or we may incur capital losses as to which the tax deduction may be limited. See “Risks Related to the Business and Strategy of Twenty One Capital – Twenty One Capital’s Bitcoin holdings are less liquid than its cash and cash equivalents and may not be able to serve as a source of liquidity for Twenty One Capital.” in the “Risk Factors” section of the 2025 Form 10-K for the period from March 7, 2025 (inception) to December 31, 2025, which was filed on March 31, 2026.

Short- and Long-term Liquidity Needs

As of March 31, 2026, our short-term and long-term liquidity needs include the following:

●	Short-term Liquidity. Our short-term liquidity needs include working capital requirements, anticipated capital expenditures, interest payments on our Convertible Notes and contractual obligations due within the next twelve months.

●	Long-Term Liquidity. Beyond the next 12 months, our long-term cash needs are primarily for obligations related to our long-term debt. Assuming the outstanding Convertible Notes are not converted into Class A Common Stock, repurchased or redeemed prior to maturity, (i) annual interest payments of approximately $5.0 million in each calendar year in connection with the Convertible Notes and (ii) principal for the Convertible Notes upon maturity, for a total of $486.5 million, will be payable under the terms of the Convertible Notes. Refer to Note 7 Convertible Notes Payable in the notes to our unaudited condensed consolidated financial statements, for further information.

Conversion of Convertible Notes. If the conditional conversion features of the Convertible Notes are triggered and holders of our Convertible Notes elect to convert their Convertible Notes, we may elect to settle the conversions of such Convertible Notes in shares of our Class A Common Stock, or a combination of cash and shares of Class A Common Stock, rather than in all cash, which may enable us to reduce the amount of our cash obligations under the Convertible Notes.

Availability of Equity and Debt Financing for Liquidity

Our ability to obtain equity and debt financing is subject to market conditions and other factors outside of our control, and we may not be able to obtain equity or debt financing in a timely manner, on favorable terms, or at all. See “Risks Related to the Business and Strategy of Twenty One Capital-A significant decrease in the fair market value of our Bitcoin holdings could adversely affect our ability to satisfy our financial obligations.” in Part I, Item 1A, “Risk Factors” section of 2025 Form 10-K for the period from March 7, 2025 (inception) to December 31, 2025, which was filed on March 31, 2026 for additional information.

Cash flows for the three months ended March 31, 2026

For the three months ended
March 31, 2026
Net cash used in operating activities	$(3,645,506)

Cash flows used in operating activities

Net cash used in operating activities for three months ended March 31, 2026 was $3,645,506 and is primarily related to the increase in prepaid and other current assets, partially offset by a decrease in other non current assets and a decrease in accounts payable and accrued expenses.

Critical Accounting Policies and Significant Management Estimates

Principles of consolidation

These unaudited condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany transactions and balances have been eliminated upon consolidation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements. Making estimates requires management to exercise significant judgment. Such estimates may be subject to change as more current information becomes available and, accordingly, the actual results could differ significantly from those estimates. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Significant estimates include assumptions made in the valuation of the options, fair value of digital assets and fair value of restricted stock units. The Company evaluates its estimates on an ongoing basis and makes revisions to these estimates.

Business Combinations

The Company evaluates whether acquired net assets should be accounted for as a business combination or an asset acquisition by first applying a screen test to determine whether substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets. If so, the transaction is accounted for as an asset acquisition. If not, the Company applies its judgement to determine whether the acquired net assets meets the definition of a business by considering if the set includes an acquired input, process, and the ability to create outputs.

The Company accounts for business combinations using the acquisition method when it has obtained control. The Company measures goodwill as the fair value of the consideration transferred including the fair value of any non-controlling interest recognized, less the net recognized amount of the identifiable assets acquired and liabilities assumed, all measured at their fair value as of the acquisition date. Transaction costs, other than those associated with the issuance of debt or equity securities, that the Company incurs in connection with a business combination are expensed as incurred.

Any contingent consideration is measured at fair value at the acquisition date. For contingent consideration that does not meet all the criteria for equity classification, such contingent consideration is required to be recorded at its initial fair value at the acquisition date, and on each balance sheet date thereafter. Changes in the estimated fair value of liability-classified contingent consideration are recognized on the unaudited condensed consolidated statements of operations in the period of change.

When the initial accounting for a business combination has not been finalized by the end of the reporting period in which the transaction occurs, the Company reports provisional amounts. Provisional amounts are adjusted during the measurement period, which does not exceed one year from the acquisition date. These adjustments, or recognition of additional assets or liabilities, reflect new information obtained about facts and circumstances that existed at the acquisition date that, if known, would have affected the amounts recognized at that date.

The Company accounts for certain business combinations that meet the definition of a reverse merger (also referred to as a reverse recapitalization) in accordance with ASC 805, Business Combinations, and ASC 810, Consolidation. A reverse merger occurs when the legal acquirer is determined to be the accounting acquiree, and the legal acquiree is determined to be the accounting acquirer.

Digital Assets

As a result of the adoption of ASU 2023-08, Intangibles-Goodwill and Other-Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets (“ASU 2023-08”), digital assets are measured at fair value as of each reporting period. The fair value of digital assets is measured using the period-end closing price in accordance with ASC 820. Since the digital assets are traded on a 24-hour period, the Company utilizes the price as of midnight UTC time. Changes in fair value are recognized in gain (loss) on fair value of digital assets, in operating income (loss) on the statement of operations. When the Company sells digital assets, gains or losses from such transactions are measured as the difference between the cash proceeds and the carrying basis of the digital assets as determined on a First In-First Out basis and are also recorded within the same line item gains (loss) on fair value of digital assets.

Cryptocurrencies are classified as non-current assets because the Company intends to hold the coins past one year.

Convertible Notes Payable

For convertible debt instruments that are not considered liabilities under ASC 480 or ASC 815, the Company applies FASB ASC 470, Debt (“ASC 470”), for the accounting of such instruments, including any premiums or discounts. Debt issuance costs consist primarily of original issue discount (OID) and legal fees. These costs are netted off with the related loan and are being amortized to interest expense over the term of the related debt facilities using effective interest method.

The Company may elect the fair value option for certain financial instruments that meet the required criteria under ASC 825, Financial Instruments. Issuance fees incurred on instruments for which the fair value option was elected are not deferred and are recognized as an expense when incurred in the consolidated statement of operations. The portion of the change in fair value attributable to instrument-specific credit risk, if any, is recognized in other comprehensive income, with the remainder recognized in earnings.

Stock Based Compensation

The Company complies with ASC 718, Compensation - Stock Compensation, regarding shares granted to directors, officers and vendors of the Company by measuring the grant date fair value of the award and recognizing the resulting expense over the period during which the employee is required to perform service in exchange for the award. Equity-based compensation expense is only recognized for awards subject to performance conditions if it is probable that the performance condition will be achieved. The Company accounts for forfeitures when they occur.

Off-Balance Sheet Arrangements

Other than as otherwise described in this Form 10-Q, we do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a material current or future effect on our financial condition, changes in financial condition, revenues, expenses, results of operations, liquidity, capital expenditures or capital resources.

Recent Accounting Pronouncements

See “Recent Accounting Pronouncements” described in Note 3 of our unaudited condensed financial statements included elsewhere in this Form 10-Q.

Item 3. Quantitative and Qualitative Disclosures About Market Risk

Bitcoin market price risk

Our Bitcoin treasury assets will be measured using observed prices from active exchanges which could result in volatility in our financial results in future periods. Adjustments are recorded in net income through “gain (loss) on digital assets” on the statements of operations. Therefore, negative swings in the market price of Bitcoin could have a material impact on our earnings and on the carrying value of our digital assets.

Custodian Risk

The Company’s Bitcoin is held with a third-party custodian, currently Anchorage, which we select based on various factors, including their financial strength and industry reputation. Custodian risk refers to the potential loss, theft, or misappropriation of our Bitcoin assets due to operational failures, cybersecurity breaches, or financial difficulties experienced by these third parties. Although we periodically monitor the financial health, insurance coverage, and security measures of our custodians, reliance on such third parties inherently exposes us to risks that we cannot fully mitigate.

We are a smaller reporting company as defined by Rule I 2b-2 of the Exchange Act and are not required to provide the information otherwise required under this item.

Item 4. Controls and Procedures

Evaluation of Disclosure Controls and Procedures

Management, which includes our principal executive officer and principal financial officer, has evaluated the effectiveness of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) as of the end of the period covered by this report. Based upon that evaluation, our principal executive officer and principal financial officer concluded that our disclosure controls and procedures were not effective due to the existence of material weaknesses in our internal control over financial reporting.

Material Weakness Over Financial Reporting

As of March 31, 2026, our principal executive officer and principal financial officer concluded that our disclosure controls and procedures were not effective, due solely to the material weakness in our internal control over financial reporting related to technical accounting of Restricted Stock Units and the accounting of the PIPE Bitcoin Sale related to the Business Combination.

Notwithstanding the material weakness, we believe the financial information presented herein is materially correct and fairly presents the financial position and operating results for the three months ended March 31, 2026 in conformity with U.S. GAAP for interim financial information and in accordance with the rules and regulations of the SEC.

Remediation Plan for the Material Weaknesses

As previously disclosed in Item 9A of our 2025 Form 10-K, to remediate the material weaknesses, management will continue to work closely with its accounting advisors with appropriate technical expertise in U.S. GAAP and SEC reporting to improve the consistency and accuracy of financial data and reporting processes. Management will continue to monitor the effectiveness of the remediation efforts. However, the material weaknesses will not be considered fully remediated until the applicable controls operate effectively for a sufficient period of time and management has concluded, through testing, that these controls are operating effectively. The elements of our remediation plan can only be accomplished over time, and we can offer no assurance that these initiatives will ultimately have the intended effects.

Inherent Limitations on Effectiveness of Controls

Our management, including our principal executive officer and principal financial officer, does not expect that our disclosure controls and procedures will prevent or detect all errors and instances of fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. The design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Further, because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud, if any, have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. Controls can also be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the controls. The design of any system of controls is based in part on certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Projections of any evaluation of controls effectiveness to future periods are subject to risks. Over time, controls may become inadequate because of changes in conditions or deterioration in the degree of compliance with policies or procedures.

Changes in Internal Control Over Financial Reporting

Other than the changes intended to remediate the material weaknesses as discussed above, there was no change in our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the fiscal quarter ended March 31, 2026 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

PART II - OTHER INFORMATION

Item 1. Legal proceedings

None.

Item 1A. Risk Factors

Factors that could cause our actual results to differ materially from our expectations, as described in this Quarterly Report and described below, include the risk factors described in the “Risk Factors” section of the 2025 Form 10-K as of and for the period from March 7, 2025 (inception) to December 31, 2025, filed with the SEC on March 31, 2026. The risks described in our 2025 Form 10-K are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently consider immaterial may also materially adversely affect our business, financial condition, results of operations, and cash flows.

We may engage in transactions to acquire Strike, a leading Bitcoin financial services company, and Elektron, a large-scale global Bitcoin mining platform. We currently have no binding commitments or agreements with respect to any such transactions, nor has any such transaction been evaluated or approved by our Board of Directors. There can be no assurance that such transactions will be entered into or consummated and if consummated, how they may impact our results of operations.

On April 29, 2026, Mr. Mallers announced the Company’s potential transactions or acquisitions involving Strike and Elektron. Mr. Mallers is the founder and Chief Executive Officer of Strike, and Raphael Zagury, one of our Directors, is the Chief Executive Officer of the entity providing management services to Elektron, and accordingly may have a material financial interest in any such transaction that may differ from the interests of our shareholders. We currently have no binding commitments or agreements with respect to any such transactions, the transaction structure has not yet been agreed, and our Board of Directors has not evaluated or approved such transactions. If we determine to pursue any acquisition of Strike and Elektron, any such transactions would constitute related person transactions that would be subject to review and approval in accordance with our related person transaction policy and applicable provisions of the Texas Business Organizations Code. There can be no assurance that we will enter into or eventually consummate any such transactions. The process of integrating acquired assets into our operations may result in unforeseen operating difficulties and expenditures and may absorb significant management attention that would otherwise be available for the ongoing development of our business. In addition, we have limited experience in performing acquisitions and managing growth. There can be no assurance that the anticipated benefits of any acquisition will be realized. In addition, future acquisitions could result in potentially dilutive issuances of equity securities, the incurrence of debt and contingent liabilities and amortization expenses related to goodwill and other intangible assets, any of which could materially and adversely affect our operating results and financial position.

Item 2. Unregistered Sales of Equity Securities, Use of Proceeds, and Issuer Purchases of Equity Securities

None.

Item 3. Defaults Upon Senior Securities

None.

Item 4. Mine Safety Disclosures

None.

Item 5. Other Information

During the three months ended March 31, 2026, no director or officer of the Company adopted or terminated a “Rule 10b5-1 trading arrangement” or “non-Rule 10b5-1 trading arrangement,” as each term is defined in Item 408(a) of Regulation S-K.

Item 6. Exhibits

2.1(1)†	Business Combination Agreement, dated as of April 22, 2025, by and among CEP, CEP Merger Sub, Twenty One Capital, Twenty One, the Sellers and, for certain limited purposes, SoftBank (incorporated by reference to Exhibit 2.1 to the Twenty One Capital’s Registration Statement on Form S-4 filed with the SEC on September 12, 2025)
2.2	Amendment No. 1 to the Business Combination Agreement, dated as of July 26, 2025, by and among CEP, CEP Merger Sub, Twenty One Capital, Twenty One, the Sellers and, for certain limited purposes, SoftBank (incorporated by reference to Exhibit 2.2 to the Twenty One Capital’s Registration Statement on Form S-4 filed with the SEC on September 12, 2025)
2.3	Plan of Merger, dated December 4, 2025, between Twenty One Merger Sub D, Cantor Equity Partners, Inc. and the Company (incorporated by reference to Exhibit 2.3 to Twenty One Capital’s Current Report on Form 8-K filed with the SEC on December 12, 2025)
3.1	Amended and Restated Certificate of Formation of Twenty One Capital (incorporated by reference to Exhibit 3.1 to Twenty One Capital’s Form 10-K filed with the SEC on March 31, 2026).
3.2	Amended and Restated Bylaws of Twenty One Capital (incorporated by reference to Exhibit 3.2 to Twenty One Capital’s Current Report on Form 8-K filed with the SEC on December 12, 2025).
4.1	Indenture, dated December 8, 2025, by and among the Company, the Trustee and the Collateral Agent (incorporated by reference to Exhibit 4.1 to Twenty One Capital’s Registration Statement on Form S-1 filed with the SEC on January 5, 2026).
4.2	Form of Convertible Note (included in Exhibit 4.1).
10.1†	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.1 to the Twenty One Capital’s Registration Statement on Form S-4 filed with the SEC on September 12, 2025).
10.2(1)	Sponsor Support Agreement, dated April 22, 2025, by and among CEP, Sponsor and Twenty One Capital (incorporated by reference to Exhibit 10.2 to the Twenty One Capital’s Registration Statement on Form S-4 filed with the SEC on September 12, 2025).
10.3(1)	Amendment No. 1 to Sponsor Support Agreement, dated as of June 25, 2025, by and among the Sponsor, CEP and Twenty One Capital (incorporated by reference to Exhibit 10.15 to the Twenty One Capital’s Registration Statement on Form S-4 filed with the SEC on September 12, 2025).
10.4(1)†	Form of Convertible Notes Subscription Agreement, dated as of April 22, 2025, by and among CEP, Twenty One Capital and certain investors party thereto (incorporated by reference to Exhibit 10.4 to the Twenty One Capital’s Registration Statement on Form S-4 filed with the SEC on September 12, 2025)
10.5†	Security Agreement, dated December 8, 2025, by and between the Company and Anchorage Digital Bank, N.A. (incorporated by reference to Exhibit 10.9 to Twenty One Capital’s Current Report on Form 8-K filed with the SEC on December 12, 2025).
10.6†	Form of Equity PIPE Subscription Agreement, dated as of April 22, 2025, by and among CEP, Twenty One Capital and certain investors party thereto (incorporated by reference to Exhibit 10.6 to the Twenty One Capital’s Registration Statement on Form S-4 filed with the SEC on September 12, 2025).
10.7(1)	Services Agreement, dated December 8, 2025, by and between Tether and Twenty One Capital (incorporated by reference to Exhibit 10.8 to Twenty One Capital’s Current Report on Form 8-K filed with the SEC on December 12, 2025).
10.8	Contribution Agreement, dated as of April 22, 2025, by and among Tether, Bitfinex and Twenty One (incorporated by reference to Exhibit 10.8 to the Twenty One Capital’s Registration Statement on Form S-4 filed with the SEC on September 12, 2025).
10.9	Securities Exchange Agreement, dated December 8, 2025, by and between the Company and the Sponsor (incorporated by reference to Exhibit 10.5 to Twenty One Capital’s Current Report on Form 8-K filed with the SEC on December 12, 2025).
10.10†	Form of June Equity PIPE Subscription Agreement, dated as of June 19, 2025, by and among CEP, Twenty One Capital and certain investors party thereto (incorporated by reference to Exhibit 10.13 to the Twenty One Capital’s Registration Statement on Form S-4 filed with the SEC on September 12, 2025).
10.11(1)	June PIPE Bitcoin Sale and Purchase Agreement, dated as of June 23, 2025, by and among Twenty One Capital, Tether, SoftBank and CEP (incorporated by reference to Exhibit 10.10 to the Twenty One Capital’s Registration Statement on Form S-4 filed with the SEC on September 12, 2025).
10.12	Amended and Restated Registration Rights Agreement, dated December 8, 2025, by and among Twenty One Capital, CEP, the Sponsor, the Sellers and SoftBank (incorporated by reference to Exhibit 10.7 to the Twenty One Capital’s Current Report on Form 8-K filed with the SEC on December 12, 2025).
10.13	Insider Letter, dated August 14, 2024, by and among the Company, its officers, its directors and the Sponsor (incorporated by reference to Exhibit 10.1 to Twenty One Capital’s Current Report on Form 8-K filed with the SEC on December 11, 2025).
10.14	Amendment to Insider Letter, by and among Tether, Sponsor and CEP (incorporated by reference to Exhibit 10.2 to Twenty One Capital’s Current Report on Form 8-K filed with the SEC on December 11, 2025).

10.15	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.10 to the Twenty One Capital’s Current Report on Form 8-K filed with the SEC on December 12, 2025).
10.16	Twenty One Capital, Inc. 2025 Stock Incentive Plan (incorporated by reference to Exhibit 10.11 to the Twenty One Capital’s Current Report on Form 8-K filed with the SEC on December 12, 2025)
10.17	Employment Agreement between the Company and Jack Mallers, dated December 8, 2025 (incorporated by reference to Exhibit 10.12 to the Twenty One Capital’s Current Report on Form 8-K filed with the SEC on December 12, 2025)
10.18	Employment Agreement between the Company and Steven Meehan, dated December 8, 2025 (incorporated by reference to Exhibit 10.13 to the Twenty One Capital’s Current Report on Form 8-K filed with the SEC on December 12, 2025)
10.19†	Governance Agreement, dated December 8, 2025, by and among the Company, Tether, Bitfinex and SoftBank (incorporated by reference to Exhibit 10.18 to the Twenty One Capital’s Current Report on Form 8-K filed with the SEC on December 12, 2025).
10.20	Form of Stock Option Grant Notice and Award Agreement under Twenty One Capital, Inc. 2025 Stock Incentive Plan (incorporated by reference to Exhibit 10.20 to Twenty One Capital’s Form 10-K filed with the SEC on March 31, 2026).
31.1*	Certification of Principal Executive Officer pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2*	Certification of Principal Financial Officer pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1*	Certification of Principal Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
32.2*	Certification of Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
99.1†	SoftBank Purchase Agreement, dated as of April 22, 2025, by and between Tether and SoftBank ((incorporated by reference to Exhibit 10.9 to the Twenty One Capital’s Registration Statement on Form S-4 filed with the SEC on September 12, 2025).
99.2(1)†	Amended and Restated SoftBank Sale and Purchase Agreement, dated as of June 23, 2025, by and among Tether and SoftBank ((incorporated by reference to Exhibit 10.10 to the Twenty One Capital’s Registration Statement on Form S-4 filed with the SEC on September 12, 2025).
99.3(1)	Cantor Sale and Purchase Agreement, dated as of October 16, 2025, by and between Tether and Sponsor (incorporated by reference to Exhibit 99.12 to Twenty One Capital’s Form S-4 Registration Statement filed with the SEC on October 17, 2025).
101.INS	Inline XBRL Instance Document.
101.SCH	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

*	Filed herewith.

(1)	Certain schedules, exhibits and similar attachments have been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant agrees to furnish supplementally a copy of all omitted information to the SEC upon its request.

†	Certain personally identifiable information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TWENTY ONE CAPITAL, INC.

Date: May 13, 2026	By:	/s/ Jack Mallers
Jack Mallers
Chief Executive Officer
(Principal Executive Officer)

Date: May 13, 2026	By:	/s/ Steven Meehan
Steven Meehan
Chief Financial Officer
(Principal Financial and Accounting Officer)

Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO RULE 13A-14(A) AND 15D-14(A) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Jack Mallers, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of Twenty One Capital, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	[Intentionally omitted]

c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: May 13, 2026

/s/ Jack Mallers
Jack Mallers
Chief Executive Officer (Principal Executive Officer)

Exhibit 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO RULE 13A-14(A) AND 15D-14(A) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Steven Meehan, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of Twenty One Capital, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	[Intentionally omitted]

c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: May 13, 2026

/s/ Steven Meehan
Steven Meehan
Chief Financial Officer (Principal Financial Officer)

Exhibit 32.1

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Twenty One Capital, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jack Mallers, Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: May 13, 2026

/s/ Jack Mallers
Jack Mallers
Chief Executive Officer (Principal Executive Officer)

Exhibit 32.2

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Twenty One Capital, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Steven Meehan, Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: May 13, 2026

/s/ Steven Meehan
Steven Meehan
Chief Financial Officer (Principal Financial Officer)